Exhibit 21.1

Subsidiaries of the Company

The following is a complete list of the direct and indirect subsidiaries of Arch Coal, Inc., a Delaware corporation, including their respective states of incorporation or organization, as of February 14, 2019:

Arch Coal Asia-Pacific PTE. LTD. (Singapore)                    100%
Arch of Australia PTY LTD (Australia)                    100%
Arch Coal Australia PTY LTD (Australia)                100%
Arch Coal Australia Holdings PTY LTD (Australia)    100%

Arch Coal Europe Limited (Europe)                        100%

Arch Coal Operations LLC (Delaware)                        42.2%
Coal-Mac LLC (Kentucky)                        100%
Catenary Coal Holdings LLC (Delaware)                    100%
ICG East Kentucky, LLC (Delaware)                    100%
ICG Eastern, LLC (Delaware)                        100%
ICG Illinois, LLC (Delaware)                        100%
ICG Tygart Valley, LLC (Delaware)                    100%
Shelby Run Mining Company, LLC (Delaware)            100%
Hunter Ridge LLC (Delaware)                        100%
Bronco Mining Company LLC (West Virginia)            100%
Hawthorne Coal Company LLC (West Virginia)            100%
Hunter Ridge Coal LLC (Delaware)                100%
Juliana Mining Company LLC (West Virginia)            100%
King Knob Coal Co. LLC (West Virginia)                100%
Marine Coal Sales LLC (Delaware)                100%
Melrose Coal Company LLC (West Virginia)            100%
Patriot Mining Company LLC (West Virginia)            100%
Upshur Property LLC (Delaware)                100%
Vindex Energy LLC (West Virginia)                100%
White Wolf Energy LLC (Virginia)                100%
Wolf Run Mining LLC (West Virginia)                100%
The Sycamore Group, LLC (West Virginia)         50%
Mingo Logan Coal LLC (Delaware)                    100%
Simba Group LLC (Delaware)                        100%

Arch Coal Sales Company, Inc. (Delaware)                    100%
Arch Energy Resources, LLC (Delaware)                    100%

Arch Land LLC     (Delaware)                            57.6%
Ark Land LLC (Delaware)                        100%
Western Energy Resources LLC (Delaware)            100%
Ark Land KH LLC (Delaware)                    100%
Ark Land LT LLC (Delaware)                    100%
Ark Land WR LLC (Delaware)                    100%
Allegheny Land LLC (Delaware)                        100%
Arch Coal West, LLC (Delaware)                        100%
Arch Reclamation Services LLC (Delaware)                100%
CoalQuest Development LLC (Delaware)                    100%
Energy Development LLC (Iowa)                        100%
ICG Eastern Land, LLC (Delaware)                    100%
ICG Natural Resources, LLC (Delaware)                    100%

Exhibit 21.1

Mountain Gem Land LLC (West Virginia)                100%
Mountain Mining LLC (Delaware)                    100%
Mountaineer Land LLC (Delaware)                    100%
Otter Creek Coal, LLC (Delaware)                    100%

Arch Receivable Company, LLC (Delaware)                    100%

Arch Western Acquisition Corporation (Delaware)                    100%
Arch Western Acquisition, LLC (Delaware)                100%
Arch Western Resources, LLC (Delaware)             .5%
Arch Western Resources, LLC (Delaware)                99.5%
Arch of Wyoming, LLC (Delaware)                100%
Arch Western Bituminous Group, LLC (Delaware)        100%
Mountain Coal Company, L.L.C. (Delaware)        100%
Thunder Basin Coal Company, L.L.C. (Delaware)            100%
Triton Coal Company, LLC (Delaware)            100%
ACI Terminal, LLC (Delaware)                    100%

Ashland Terminal, Inc. (Delaware)                        100%

International Energy Group, LLC (Delaware)                    100%
ICG, LLC (Delaware)                            100%
Arch Coal Group, LLC (Delaware)                100%
Arch Coal Operations LLC (Delaware)            56.8%
Arch Land LLC (Delaware)                 1.4%
ICG Beckley, LLC (Delaware)                100%
Arch Land LLC (Delaware)                      41%
Hunter Ridge Holdings, Inc. (Delaware)                100%
Arch Coal Operations LLC (Delaware)             1%

Meadow Coal Holdings, LLC (Delaware)                        100%

Prairie Holdings, Inc. (Delaware)                            100%
Prairie Coal Company, LLC (Delaware)                    100%